Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 22, 2023 with respect to the consolidated financial statements of Outlook Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 28, 2024